UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: June 5, 2017
(Date of earliest event reported)

Asure Software, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-34522	74-2415696
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

110 Wild Basin Rd., Suite 100, Austin, TX	78746
(Address of principal executive offices)	(Zip Code)

512-437-2700
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter) Emerging growth company ☐.

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 5, 2017, we held our 2017 Annual Meeting of Stockholders, at which stockholders voted in favor of the proposals to (i) elect the five directors listed below to hold office until the next annual meeting of stockholders or until their respective successors are duly elected and qualified; (ii) ratify the selection of Marcum LLP as our independent registered public accounting firm for fiscal year 2017; (iii) approve the Asure Software, Inc. Employee Stock Purchase Plan; and (iv)  approve an amendment to the Asure Software, Inc. 2009 Equity Plan to increase the number of shares authorized under the plan from 1,400,000 to 1,700,000.

The final voting results for each of these proposals are as follows:

Election of Directors (Item 1):

	Votes For	Votes Withheld	Broker Non-Votes
David Sandberg	4,013,942	360,406	2,752,898
Patrick Goepel	4,305,072	69,276	2,752,898
Adrian Pertierra	4,016,263	358,085	2,752,898
Matthew Behrent	3,893,019	391,329	2,752,898
J. Randall Waterfield	4,016,309	358,039	2,752,898

 Ratification of the Audit Committee’s appointment of Marcum LLP as our independent registered public accounting firm for the year ending December 31, 2017 (Item 2):

Votes For	Votes Against	Abstentions	Broker Non-Votes
7,045,521	27,772	53,953	0

Approval of the Asure Software, Inc. Employee Stock Purchase Plan (Item 3):

Votes For	Votes Against	Abstentions	Broker Non-Votes
4,340,527	28,502	5,319	2,752,898

Approval of an amendment to the Asure Software, Inc. 2009 Equity Plan (Item 4):

Votes For	Votes Against	Abstentions	Broker Non-Votes
2,773,381	1,591,656	9,311	2,752,898

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASURE SOFTWARE, INC.

Dated: June 6, 2017	By:	/s/ Brad Wolfe
Brad Wolfe, Chief Financial Officer